Exhibit 99.1

FOR IMMEDIATE RELEASE

MISCOR Group Announces Sale of AMP Montreal Business Unit As Initial Step in Overall Restructuring Plan

SOUTH BEND, Ind., Dec. 23, 2009 – Industrial services provider MISCOR Group, Ltd. (OTC BB: MIGL) today announced the initiation of a comprehensive restructuring plan designed to refocus the Company on its core industrial services business.  The restructuring plan includes a number of organizational changes and the sale of non-core businesses based on the Company’s refocused vision.

On Monday, December 21, MISCOR completed the sale of its AMP-Montreal business unit, one of its businesses in the Rail Service Segment.  AMP was sold to Novatech, Inc. of Montreal for $1.5 million, including $1.1 million in cash and a note for $400,000 to be paid over three years. The sale follows MISCOR’s recent announcement that it would pursue divestures of certain businesses that did not align with its long-term vision.

The restructuring plan also calls for MISCOR to divest its remaining subsidiaries in the Rail Services segment, as well as its Construction Services subsidiaries, allowing MISCOR to concentrate on industrial and utility services as the refocused vision for the company.

“We see long-term growth opportunities in the industrial services segment, including the wind and utility markets, as well as the heavy industrial market we have traditionally served.  The restructuring plan calls for the Company to focus its energy and resources in these core markets,” said John A. Martell, President and CEO of MISCOR Group.  “Macro-economic conditions have created many challenges for industrial service companies in the last year, but we remain convinced that those who survive will be faced with tremendous growth opportunities.  We are positioning MISCOR to participate in the expected turnaround in industrial services by reducing our cost structure, outsourcing non-core functions, and realigning our management team.”

As part of its current restructuring, MISCOR is reorganizing and reducing the cost of its management structure.  James  Lewis, Vice President, Secretary and General Counsel,  has resigned his role as Vice President of MISCOR but  continues to serve the Company on a consulting basis as outside General Counsel and Secretary. Bernie DeWees has stepped down as President of Magnetech Industrial Services but continues to serve Magnetech as a consultant to the Industrial Services leadership team. Edward Matheny, Vice President, Sales and Marketing of Magnetech Industrial Services, has been elevated to Executive Vice President and  will oversee Magnetech operations while continuing to lead Magnetech’s sales and marketing team.

Martell continued: “We are excited to have Ed Matheny take on a greater role for Magnetech.  He will continue to work closely with Bernie DeWees, but this promotion will engage Ed’s dynamic management skills with the operating side of our industrial services business. I will continue to provide oversight and strategic direction to the industrial service business.”

The Company has retained Western Reserve Partners LLC, based in Cleveland, to help with the divestiture of its remaining Rail Services subsidiaries. The Company is also in discussions regarding the potential sale of MISCOR’s Construction Services subsidiaries to Mr. Martell.

Martell concluded: “We are pleased with the progress we’ve made to ensure that our Company remains positioned and appropriately structured to achieve sustainable long-term growth and profitability.  MISCOR began as an industrial services company, and it is time to return to our core business.  We expect that our rail and construction businesses will enjoy greater success as independent companies after their divestiture, without the capital constraints caused by being part of MISCOR in this difficult economic period. The proceeds from these transactions will pay down part of the Company's debt, with any remaining proceeds expected to provide working capital to help fuel the growth we anticipate within Magnetech Industrial Services in the coming year.”

About MISCOR
South Bend, Ind.-based MISCOR Group, Ltd. (OTC BB: MIGL) currently provides electrical and mechanical solutions to industrial, commercial and institutional customers through three segments: Industrial Services, consisting of the Company’s maintenance and repair services to several industries including electric motor and wind power and repairing, manufacturing, and remanufacturing industrial lifting magnets for the steel and scrap industries, Construction and Engineering Services,  consisting of MISCOR’s electrical and mechanical contracting services, mainly to industrial, commercial, and institutional customers, and Rail services, consisting of the Company’s manufacturing and rebuilding of power assemblies, engine parts, and other components related to large diesel engines and its locomotive maintenance, remanufacturing, and repair services for the rail industry.

Forward-Looking Statements
This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements.  These forward-looking statements reflect the Company's views, expectations and beliefs at the time such statements were made with respect to such matters, and may cover such items as the Company's future plans, objectives, events, contract pricing and results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items.  There are a number of factors, many of which are beyond the Company's control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements.  Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict.  Risk Factors include, among others: price of raw materials, ability to win and service competitively priced new contracts in sufficient amounts to operate and expand effectively, employee turnover, ability to compete in highly competitive, geographically diverse marketplaces, ability to complete planned civestitures and varying and sometimes volatile economic conditions.  For further discussion of risks and uncertainties, individuals should refer to the Company's SEC filings. MISCOR Group, Ltd. undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release is issued.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

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CONTACT:
Karen Keller, Jeff Lambert
Lambert, Edwards & Associates
(616) 233-0500 kkeller@lambert-edwards.com